Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2003, except for Note 4, as to which the date is November 19, 2003, relating to the consolidated balance sheet of NPTest Holding Corporation, which appears in NPTest Holding Corporation’s Registration Statement on Form S-1 (Registration 333-108664) including the Prospectus dated December 11, 2003.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 14, 2004